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EXHIBIT 99.1--FORM OF INSTRUCTIONS AS TO USE OF SUBSCRIPTION WARRANTS

             INSTRUCTIONS AS TO USE OF WYNDHAM INTERNATIONAL, INC.
                             SUBSCRIPTION WARRANTS

CONSULT CHASEMELLON CONSULTING SERVICES, L.L.C., YOUR BANK OR YOUR BROKER WITH
                                 ANY QUESTIONS

  The following instructions relate to a rights offering (the "Rights Offering") by Wyndham International, Inc., a Delaware corporation (the "Company"), to the holders of its Class A Common Stock (the "Common Stock") and to the holders of limited partnership units (the "Partnership Units") in Patriot American Hospitality Partnership, L.P. (the "Patriot Partnership") or Wyndham International Operating Partnership, L.P. (the "Wyndham Partnership"), as described in the Company's Prospectus dated November 8, 1999 (the "Prospectus"). Holders of record of shares of the Common Stock as of the close of business on September 30, 1999 (the "Record Date") are receiving one (1) transferable subscription right (collectively, the "Rights") for each share of Common Stock held as of the close of business on the Record Date. Holders of record of Partnership Units of the Patriot Partnership as of the close of business on the Record Date are receiving 0.95 Rights for each Partnership Unit held as of the close of business on the Record Date. Holders of record of Partnership Units of the Wyndham Partnership as of the close of business on the Record Date are receiving 0.05 Rights for each Partnership Unit held as of the close of business on the Record Date.

  Holders of Rights are entitled to purchase one (1) share of the Company's Series A Convertible Preferred Stock (the "Series A Preferred Stock") for every 56.2772 Rights granted (the "Subscription Privilege") upon payment of $100.00 in cash per share of Series A Preferred Stock purchased (the "Subscription Price"). In this Rights Offering, the Company is distributing an aggregate of 168,831,637 Rights exercisable to purchase an aggregate of 3,000,000 shares of Series A Preferred Stock.

  No fractional shares or cash in lieu thereof will be issued or paid. The number of shares which may be purchased by the exercise of Rights must be rounded down to the nearest whole number in order to avoid issuing fractional shares.

  The Rights will expire at 5:00 p.m., New York City time, on December 8, 1999, unless extended (the "Expiration Date"). The Company does not intend to list the Rights on any exchange.

  The number of Rights to which you are entitled is printed on the face of your Subscription Warrant. You should indicate your wishes with regard to the exercise or sale of your Rights by completing the appropriate form or forms on your Subscription Warrant and returning it to ChaseMellon Shareholder Services, L.L.C. (the "Subscription Agent") in the envelope provided.

  In order to exercise Rights, the Subscription Agent must have received from you (1) your Subscription Warrant, or you must have timely complied with the guaranteed delivery requirements for your Subscription Warrant, and (2) payment of the full Subscription Price, including final clearance of any checks, on or before 5:00 p.m., New York City time, on the Expiration Date. You may not revoke any exercise of a Right.

1. Subscription Privilege.

  To exercise Rights, complete Form 1 and send your properly completed and executed Subscription Warrant, together with payment in full of the Subscription Price for each share of Series A Preferred Stock subscribed for pursuant to the Subscription Privilege, to the Subscription Agent. Payment of the Subscription Price must be made in U.S. dollars for the full number of shares of Series A Preferred Stock being subscribed for by (a) certified or cashier's check or bank draft drawn upon a U.S. bank, U.S. postal money order, or personal check payable to "ChaseMellon Shareholder Services, L.L.C., as Subscription Agent", or (b) wire transfer of same day funds to the account maintained by the Subscription Agent for such purpose at: The Chase Manhattan Bank, New York, NY 10001; ABA#021000021; Credit Account #323-133703;
ChaseMellon Shareholder Services, L.L.C. (Wyndham).

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  The Subscription Price will be deemed to have been received by the
Subscription Agent only upon (i) the clearance of any personal check, (ii) the receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or any U.S. postal money order, or (iii) the receipt of good funds in the Subscription Agent's account designated above. If you are paying by personal check, please note that the funds paid thereby may take at least five business days to clear. Accordingly, holders of the Rights who wish to pay the Subscription Price by means of personal check are urged to make payment sufficiently in advance of the Expiration Date to ensure that their payment is received and clears by the Expiration Date and are urged to consider payment by means of certified or cashier's check, U.S. postal money order or wire transfer of funds.

  Alternatively, you may cause a written guarantee substantially in the form of the Notice of Guaranteed Delivery included along with these instructions (the "Notice of Guaranteed Delivery") to be received by the Subscription Agent at or prior to the Expiration Date together with payment in full of the applicable Subscription Price. A Notice of Guaranteed Delivery must be properly signed and completed by both (i) the holder of a Subscription Warrant, and (ii) a member firm of a registered national securities exchange, an NASD member, a commercial bank or trust company having an office or correspondent in the United States or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to the Subscription Agent (each of the foregoing being an "Eligible Institution"). The Notice of Guaranteed Delivery (1) must state your name, the number of Rights represented by your Subscription Warrant, and the number of Rights being exercised pursuant to the Subscription Privilege and (2) must guarantee the delivery to the Subscription Agent of your properly completed and executed Subscription Warrant within three New York Stock Exchange trading days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your Subscription Warrant must be received by the Subscription Agent within three New York Stock Exchange trading days of the Notice of Guaranteed Delivery. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Subscription Agent at the address, or by calling the telephone number, indicated below.

  You may also sell or transfer your Subscription Warrant, or request your broker or bank to exercise your Subscription Warrant on your behalf, in accordance with the procedures specified in instruction 3.

  Banks, brokers or other nominee holders of the Rights who exercise the Rights on behalf of beneficial owners of the Rights will be required to certify to the Subscription Agent as to the aggregate number of Rights that have been exercised by each beneficial owner of Rights on whose behalf such nominee holder is acting.

  The address and facsimile numbers of the Subscription Agent are as follows:

               By Mail:                      Facsimile Transmission

   ChaseMellon Shareholder Services,      (eligible institutions only):
                L.L.C.
             P.O. Box 3301                       (201) 296-4293
      South Hackensack, NJ 07606
   Attn.: Reorganization Department   To confirm receipt of facsimile only

                                                 (201) 296-4860

               By Hand:                     If by Overnight Courier:

   ChaseMellon Shareholder Services,    ChaseMellon Shareholder Services,
                L.L.C.                               L.L.C.
       120 Broadway, 13th Floor                85 Challenger Road
          New York, NY 10271                     Mail Stop-Reorg
   Attn.: Reorganization Department         Ridgefield Park, NJ 07660
                                        Attn.: Reorganization Department

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  The address and telephone number of ChaseMellon Consulting Services, L.L.C., the information agent, for inquiries, information or requests for additional documentation is as follows:

                              450 W. 33rd Street
                               Fourteenth Floor
                              New York, NY 10001

                                (212) 273-8080
                       (banks and brokers call collect)

                                CALL TOLL-FREE
                                (888) 224-2745

  If you exercise less than all of the Rights evidenced by your Subscription Warrant by so indicating in Form 1 of your Subscription Warrant, the Subscription Agent will issue to you a new Subscription Warrant evidencing the unexercised Rights. However, if you choose to have a new Subscription Warrant sent to you, you may not receive the new Subscription Warrant in sufficient time to permit you to sell or exercise the Rights evidenced thereby. If you have not indicated the number of Rights being exercised, or if you have not forwarded full payment of the Subscription Price for the number of shares of Series A Preferred Stock to be purchased according to the number of Rights that you have indicated are being exercised, you will be deemed to have exercised your Subscription Privilege with respect to the maximum number of Rights which may be exercised for the Subscription Price payment delivered by you.

2. Delivery of Series A Preferred Stock.

  The following deliveries and payments will be made to the address shown on the face of your Subscription Warrant unless you provide instructions to the contrary on Form 4.

  (a) Series A Preferred Stock Certificates. As soon as practicable after the Expiration Date, the Subscription Agent will mail to each Rights holder who validly exercises his or her Subscription Privilege certificates representing the number of shares of Series A Preferred Stock purchased pursuant to the Subscription Privilege.

  (b) Cash Payments. As soon as practicable after the Expiration Date, the Subscription Agent will mail to each Rights holder who purports to exercise the Subscription Privilege with respect to any fractional shares, any excess funds, without interest, received in payment of the Subscription Price.

3. To Sell or Transfer Rights.

  (a) Sale or Exercise of Rights through a Bank or Broker. To sell or exercise all the Rights evidenced by a Subscription Warrant through your bank or broker, you should transfer the Rights to your bank or broker as indicated on Form 2 and deliver your properly completed and executed Subscription Warrant to your bank or broker. Your Subscription Warrant should be delivered to your bank or broker in ample time for it to be exercised. If Form 2 is completed without designating a transferee, the Subscription Agent may thereafter treat the bearer of the Subscription Warrant as the absolute owner of all of the Rights evidenced by such Subscription Warrant for all purposes, and the Subscription Agent shall not be affected by any notice to the contrary. Because your bank or broker cannot issue Subscription Warrants, if you wish to sell or exercise less than all of the Rights evidenced by a Subscription Warrant, either you or your bank or broker must instruct the Subscription Agent as to the action to be taken with respect to the Rights not sold, or you or your bank or broker must first have your Subscription Warrant divided into Subscription Warrants of appropriate denominations by following the instructions in instruction 4 herein. The Subscription Warrants evidencing the number of Rights you intend to sell can then be transferred by your bank or broker in accordance with the instructions in this instruction 3(a).

  (b) Transfer of Rights to a Designated Transferee. To transfer all of your Rights to a transferee other than a bank or broker, you must complete Form 2 in its entirety, execute the Subscription Warrant and have your

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signature guaranteed by an Eligible Institution. A Subscription Warrant that has been properly transferred in its entirety may be exercised by a new holder without having a new Subscription Warrant issued. Because only the Subscription Agent can issue Subscription Warrants, if you wish to transfer less than all of the Rights evidenced by your Subscription Warrant to a designated transferee, you must instruct the Subscription Agent as to the action to be taken with respect to the Rights not sold or transferred, or you must divide your Subscription Warrant into Subscription Warrants of appropriate smaller denominations by following the instructions in instruction 4 herein. The Subscription Warrant evidencing the number of Rights you intend to transfer can then be transferred by following the instructions in this instruction 3(b).

  (c) Sale of Rights Through the Subscription Agent. To sell all Rights evidenced by a Subscription Warrant through the Subscription Agent, so indicate on Form 3 and deliver your properly completed and exercised Subscription Warrant to the Subscription Agent. If you wish to sell less than all of the Rights evidenced by a Subscription Warrant, you must instruct the Subscription Agent as to the action to be taken with respect to the Rights not sold, or you may have your Subscription Warrant divided into Subscription Warrants of appropriate denominations by following the instructions in instruction 4 herein. The Subscription Warrant evidencing the number of Rights you intend to transfer can then be transferred by following the instructions in this instruction 3(c). Promptly following the Expiration Date, the Subscription Agent will send the holder a check for the net proceeds from the sale of any Rights sold. Orders to sell Rights must be received by the Subscription Agent on or before 11:00 a.m., New York City time on December 3, 1999. No assurance can be given that a market will develop for the Rights or that the Subscription Agent will be able to sell any Rights.

4. To Have a Subscription Warrant Divided into Smaller Denominations.

  Send your Subscription Warrant, together with complete separate instructions (including specification of the denominations into which you wish your Rights to be divided) signed by you, to the Subscription Agent, allowing a sufficient amount of time for new Subscription Warrants to be issued and returned so that they can be used prior to the Expiration Date. Alternatively, you may ask a bank or broker to effect such actions on your behalf. Your signature must be guaranteed by an Eligible Institution if any of the new Subscription Warrants are to be issued in a name other than that in which the old Subscription Warrant was issued.

  Subscription Warrants may not be exercised in a manner that would result in the purchase of a fractional share of Series A Preferred Stock, and any instruction to do so will be rejected and rounded down to the nearest whole share to the extent of payment actually received (with a refund to you of any excess payment actually received for any fractional share by the Subscription Agent). As a result of delays in the mail, the time of the transmittal, the necessary processing time and other factors, you or your transferee may not receive such new Subscription Warrants in time to enable you to complete a sale or exercise the associated Rights by the Expiration Date. Neither the Company nor the Subscription Agent will be liable to either a transferor or transferee for any such delays.

5. Execution.

  (a) Execution by Registered Holder. The signature on the Subscription Warrant must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Warrant without any alteration or change whatsoever. Persons who sign the Subscription Warrant in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

  (b) Execution by Person Other than Registered Holder. If the Subscription Warrant is executed by a person other than the holder named on the face of the Subscription Warrant, proper evidence of authority of the person executing the Subscription Warrant must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

  (c) Signature Guarantees. Your signature must be guaranteed by an Eligible Institution if you wish to transfer your Rights, as specified in instruction 3(b) above, to a transferee other than a bank or broker or the Subscription Agent, or if you specify special payment or delivery instructions pursuant to Form 4.

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6. Method of Delivery.

  The method of delivery of Subscription Warrants and payment of the Exercise Price to the Subscription Agent will be at the election and risk of the Rights holder, but, if sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and the clearance of any checks sent in payment of the Subscription Price prior to 5:00 p.m., New York City time, on the Expiration Date.

7. Special Provisions Relating to the Delivery of Rights Through the Depository Trust Company.

  In the case of holders of Rights that are held of record through The Depository Trust Company ("DTC"), exercises of the subscription privilege may be effected by instructing your bank or broker to transfer Rights from the DTC account of such holder to the DTC account of the Subscription Agent, together with payment of the Subscription Price for each share of Series A Preferred Stock subscribed for pursuant to the Subscription Privilege.

8. Substitute Form W-9.

  Each Rights holder who elects to exercise the Rights and those foreign holders of Common Stock or Partnership Units who allow the Subscription Agent to sell such foreign holder's Rights should provide the Subscription Agent with a correct Taxpayer Identification Number ("TIN") on Substitute Form W-9, which is included along with these instructions. Additional copies of the Substitute Form W-9 may be obtained upon request from the Subscription Agent at the address, or by calling the telephone number, indicated above. Failure to provide the information on the form may subject such holder to 31% federal income tax withholding with respect to (i) dividends that may be paid by the Company on shares of Series A Preferred Stock purchased upon the exercise of Rights (for those holders exercising Rights), or (ii) funds to be remitted to Rights holders in respect of Rights sold by the Subscription Agent (for those holders electing to have the Subscription Agent sell their Rights).

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